EXHIBIT 99.5

EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FRANK DAVID SEINFELD,

Plaintiff,

v.

DONALD W. SLAGER, JAMES E. O’CONNOR, JOHN W. CROGHAN, TOD C. HOLMES, DAVID I. FOLEY, RAMON A. RODRIGUEZ, MICHAEL W. WICKHAM, JAMES W. CROWNOVER, NOLAN LEHMANN, ALLAN C. SORENSEN, WILLIAM J. FLYNN, W. LEE NUTTER, JOHN M. TRANI, MICHAEL LARSON, and REPUBLIC SERVICES, INC.,

Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 6462-VCG

SUMMARY NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR

TO:     ALL CURRENT STOCKHOLDERS OF REPUBLIC SERVICES, INC. ("Republic")
YOU ARE HEREBY NOTIFIED that plaintiff and defendants in the above-captioned derivative lawsuit (the “Action”) have entered into a proposed settlement of the Action (the “Settlement”).
PLEASE BE FURTHER ADVISED that pursuant to an Order of the Court of Chancery of the State of Delaware (the “Court of Chancery”), dated November 27, 2013, a hearing (the “Settlement Hearing”) will be held on February 19, 2014, at 1:30 p.m., before The Honorable Sam Glasscock, III, in the Court of Chancery, Sussex County Offices, 34 The Circle, Georgetown, DE 19947. The purpose of the Settlement Hearing is to determine whether the Court of Chancery should (a) pursuant to Chancery Court Rule 23.1, approve the terms and conditions of the Stipulation of Settlement dated November 26, 2013, as fair, reasonable and adequate and in the best interests of Republic’s stockholders, (b) enter an Order and Final Judgment dismissing the Action with prejudice, all parties to the Action to bear their own costs (except as set forth in the Stipulation and/or herein), (c) to hear and determine any objections to the Settlement, (d) if the Court approves the Stipulation and the Settlement and enters the Final Order and Judgment, approve the request for plaintiff’s attorneys’ fees and expenses, and (e) hear such other matters as the Court may deem necessary.
The Action and the Settlement address claims alleging that certain former and current directors of Republic breached their fiduciary duties to Republic and its stockholders in awarding themselves excessive restricted stock units under Republic’s 2007 Stock Incentive Plan (the “Stock Plan”). The Action previously alleged additional claims against certain former and current directors and officers of Republic under the Stock Plan and Republic’s 2009 Employee Incentive Plan. These additional claims were previously dismissed by order of the Court of Chancery in June 2012. Defendants believe they have substantial defenses to the remaining claim alleged against them, and each of the defendants denies and continues to deny all allegations of wrongdoing and denies liability on any of the claims asserted in the Action.
The consideration for the Settlement is an amendment to the Stock Plan to establish a limitation (15,000) on the number of Republic restricted stock units awarded to a non-employee director of Republic pursuant to the Stock Plan that may vest in any calendar year during which the Stock Plan remains in effect excluding, for these purposes, accelerated vesting upon death, disability, termination of service or change of control. The amendment to the Stock Plan was submitted to a vote of Republic’s stockholders at the May 9, 2013 Annual Meeting, and approved overwhelmingly. If the Settlement is approved by the Court of Chancery, Plaintiff’s counsel will apply to the Court of Chancery for an award of attorneys’ fees and expenses not to exceed $495,000. Republic will pay the amount awarded by the Court of Chancery.
If the Settlement is approved, the Action will be dismissed with prejudice and the defendants will be released by plaintiff, Republic and its stockholders from all claims that were or could have been asserted in the Action regarding the transactions challenged.
ANY STOCKHOLDER OF REPUBLIC WHO WISHES TO CONTEST EITHER THE SETTLEMENT OR THE APPLICATION FOR FEES AND EXPENSES BY PLAINTIFF’S COUNSEL, MAY DO SO BY FOLLOWING THE PROCEDURE SET FORTH IN SECTION VII OF THE NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE CLAIMS, SETTLEMENT HEARING, AND RIGHT TO APPEAR (the “Notice”). The Notice, the Stipulation, and the Court of Chancery’s Scheduling Order, are available on Republic’s website at http://www.republicservices.com/Corporate/InvestorRelations/investor-relations.aspx (click “News Releases”), and on plaintiff’s counsel’s website at www.barrack.com/newsroom/case-alerts.

PLEASE DO NOT CONTACT THE COURT OR THE REGISTER IN CHANCERY.
Dated: December 13, 2013
BY ORDER OF THE COURT OF CHANCERY
OF THE STATE OF DELAWARE

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